Exhibit 99.1

MARRIOTT INTERNATIONAL, INC.

Incentive Management Fee Revenue By Region

($ in millions)

	Fiscal Year 2007	Fiscal Year 2008	Fiscal Year 2009	Fiscal Year 2010	Fiscal Year 2011

Incentive Management Fee Revenue:
North America [1]	$239	$159	$51	$63	$63

Caribbean & Latin America	18	21	16	16	18
Europe	37	44	22	29	37
Middle East and Africa	28	35	28	25	19
Asia Pacific	47	52	37	49	58

International [2]	130	152	103	119	132

Total	$369	$311	$154	$182	$195

[1]	Includes incentive management fee revenue from the continental United States and Canada, except for 2011 which represents incentive management fee revenue from the United States and Canada.
[2]	Represents incentive management fee revenue outside the continental United States and Canada, except for 2011 which represents incentive management fee revenue outside the United States and Canada.

MARRIOTT INTERNATIONAL, INC.

Composition of Owned, Leased, Corporate Housing, and Other Revenue, Net of Direct Expenses

($ in millions)

	Fiscal Year 2010	Fiscal Year 2011

Owned and leased hotel revenue, net of direct expenses	$(15)	$—
Corporate housing and other revenue, net of direct expenses	28	41
Branding fees revenue	78	99

Owned, leased, corporate housing, and other revenue, net of direct expenses	$91	$140

Marriott International, Inc.

Non-GAAP Financial Measures

Return on Invested Capital †

The reconciliations of net income to earnings before interest expense and income taxes (“EBIT”) and adjusted EBIT are as follows:

($ in millions)	Fiscal Year 2011

Net income	$198
Add:
Provision (benefit) for income taxes	158
Interest expense	164
Timeshare interest [1]	11

Earnings before interest expense and income taxes †	531
Add:
Timeshare spin-off adjustments, pre-tax	300
Less:
Timeshare interest	(11)
Timeshare interest expense	(29)

Adjusted EBIT †	$791

The reconciliations of assets to invested capital and adjusted invested capital are as follows:

($ in millions)	Year-End 2011	Beginning of Year 2011
Assets	$5,910	$8,983
Less:
Current liabilities, net of current portion of long-term debt [2]	(2,203)	(2,363)
Deferred tax assets, net [3]	(1,142)	(1,159)
Timeshare capitalized interest [4]	—	(45)

Invested capital †	$2,565	5,416

Average invested capital †

Add:
Timeshare current liabilities, net of current portion of long-term debt [6]		342
Notes receivable from MVW related to the spin-off [6]		270
Timeshare capitalized interest [6]		45
Less:
Timeshare assets [6]		(3,313)

Adjusted invested capital †		$2,760

Adjusted average invested capital †	$2,663 [5]

Return on invested capital †	30%

†	Denotes non-GAAP financial measures. Please see page 4 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]

Timeshare interest represents (for periods prior to the date of our spin-off of our timeshare operations and timeshare development business) previously capitalized interest that is a component of product cost.

[2]	Deducted because we expect that they will be satisfied in the short term.
[3]

Deducted because the numerator of the calculation is a pre-tax number. At year-end 2011 and beginning of the year 2011, “Deferred tax assets, net” was net of “current deferred income tax liabilities” of $12 million and $19 million, respectively.

[4]	Deducted because the numerator of the calculation is a pre-interest expense number.
[5]

For comparability of beginning and ending 2011 balances, 2011 adjusted average invested capital is the average of: 1) the 2011 adjusted beginning balance (reflecting the Timeshare spin-off as if it had occurred on the first day of fiscal year 2011); and 2) the Year-End 2011 balance.

[6]

Invested capital for Beginning of Year 2011 was further adjusted to calculate adjusted invested capital as if the Timeshare spin-off had occurred on the first day of fiscal year 2011 by: 1) adding back Timeshare current liabilities, net of current portion of long-term debt that were included in the total current liabilities deducted for the company; 2) adding notes receivable from Marriott Vacations Worldwide (“MVW”) calculated as of the beginning of year 2011 and established subsequent to the Timeshare spin-off; 3) adding back Timeshare capitalized interest; and 4) deducting Timeshare assets as of the beginning of year 2011 included in total company assets.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

We report certain financial measures that are not prescribed or authorized by U.S. generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the tables on the following pages reconcile the most directly comparable generally accepted accounting principle measures to the non-GAAP measures (each of which we identify with the symbol “†”). Although management evaluates and presents these non-GAAP measures for the reasons we describe, please be aware that these non-GAAP measures have limitations, and you should not consider these measures in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures that Reflect the Timeshare Spin-off as if it had Occurred on the First Day of 2011 (“Timeshare Spin-off Adjustments”). On November 21, 2011 we completed a spin-off of our timeshare operations and timeshare development business through a special tax-free dividend to our shareholders of all of the issued and outstanding common stock of our wholly owned subsidiary Marriott Vacations Worldwide Corporation (“MVW”).

Because of our significant continuing involvement in MVW future operations (by virtue of our license and other agreements with MVW), we continue to include our former Timeshare segment’s historical financial results for periods before the spin-off date in our historical financial results as a component of continuing operations. Under the license agreements we receive license fees consisting of a fixed annual fee of $50 million (subject to a periodic inflation adjustment), plus two percent of the gross sales price paid to MVW for initial developer sales of interests in vacation ownership units and residential real estate units and one percent of the gross sales price paid to MVW for resales of interests in vacation ownership units and residential real estate units, in each case that are identified with or use the Marriott or Ritz-Carlton marks.

In order to perform year-over-year comparisons on a comparable basis, management evaluates non-GAAP measures that, for certain periods prior to the spin-off date assume the spin-off had occurred on the first day of 2011. The Timeshare Spin-off Adjustments remove the results of our former Timeshare segment, assume payment by MVW of estimated license fees of $60 million for 2011 and remove the unallocated spin-off transaction costs of $34 million we incurred for 2011. We have also included certain corporate items not previously allocated to our former Timeshare segment in the Timeshare Spin-off Adjustments.

We provide adjusted measures that reflect Timeshare Spin-off Adjustments for illustrative and informational purposes only. These adjusted measures are not necessarily indicative of, and we do not purport that they represent, what our operating results would have been had the spin-off actually occurred on the first day of 2011. This information also does not reflect certain financial and operating benefits we expect to realize as a result of the spin-off.

Earnings Before Interest and Taxes (“EBIT”). EBIT reflects earnings excluding the impact of interest expense and provision for income taxes. Management uses EBIT, as do analysts, lenders, investors and others, to evaluate companies because they exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies.

Adjusted EBIT. Management also evaluates Adjusted EBIT as an indicator of operating performance. Adjusted EBIT for fiscal year 2011 reflected Timeshare Spin-off Adjustments, which we describe more fully above. Management uses Adjusted EBIT to perform period-over-period comparisons on a comparable basis.

Return on Invested Capital (“ROIC”). We calculate ROIC as EBIT divided by average invested capital. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate ROIC because it measures how effectively we use the money we invest in our lodging operations. We calculated ROIC for fiscal year 2011 as adjusted EBIT divided by adjusted average invested capital, to reflect the Timeshare spin-off as if it had occurred on the first day of fiscal year 2011.

4